Exhibit 10.1

                                    FORM OF
                              MANAGEMENT AGREEMENT

                                 by and between

                           BERKELEY INCOME TRUST, INC.

                                       and

                          BERKELEY TRUST ADVISORS, LLC

                                  May __, 2005




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                                TABLE OF CONTENTS

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SECTION 1             DEFINITIONS................................................................................1

SECTION 2             APPOINTMENT................................................................................7

SECTION 3             DUTIES OF THE ADVISOR......................................................................7

         3.1      Organizational and Offering Services...........................................................7

         3.2      Acquisition Services...........................................................................8

         3.3      Asset Management Services......................................................................9

         3.4      Stockholder Services..........................................................................11

SECTION 4             AUTHORITY OF ADVISOR......................................................................11

         4.1      General.......................................................................................11

         4.2      Powers of the Advisor.........................................................................11

         4.3      Approval by Directors.........................................................................12

SECTION 5             BANK ACCOUNTS.............................................................................12

SECTION 6             RECORDS AND FINANCIAL STATEMENTS..........................................................12

SECTION 7             LIMITATION ON ACTIVITIES..................................................................12

SECTION 8             RELATIONSHIP WITH DIRECTORS AND OFFICERS..................................................13

SECTION 9             FEES......................................................................................13

         9.1      Asset Management Fee..........................................................................13

         9.2      Subordinated Performance Fee..................................................................13

         9.3      Payment.......................................................................................14

SECTION 10            EXPENSES..................................................................................14

         10.1     General.......................................................................................14

         10.2     Reimbursement to Advisor......................................................................15

SECTION 11            OTHER SERVICES............................................................................16

SECTION 12            RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR......................16

         12.1     Relationship..................................................................................16

         12.2     Time Commitment...............................................................................16

         12.3     Investment Opportunities and Allocation.......................................................16

SECTION 13            THE BERKELEY NAME.........................................................................16
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                                TABLE OF CONTENTS
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SECTION 14            TERM AND TERMINATION OF THE AGREEMENT.....................................................17

         14.1     Term..........................................................................................17

         14.2     Termination by the Company....................................................................17

         14.3     Termination by the Advisor....................................................................17

         14.4     Payments to the Advisor Upon Termination......................................................17

         14.5     Payments to the Company Upon Termination......................................................18

         14.6     Survival of Obligations.......................................................................18

         14.7     Redemption of OP Units........................................................................18

SECTION 15            ASSIGNMENT................................................................................18

SECTION 16            INDEMNIFICATION AND LIMITATION OF LIABILITY...............................................18

         16.1     Indemnification by the Company................................................................18

         16.2     Indemnification by the Advisor................................................................19

         16.3     Advisor's Liability...........................................................................19

SECTION 17            COMPANY ADMINISTRATION....................................................................20

SECTION 18            MISCELLANEOUS.............................................................................20

         18.1     Notices.......................................................................................20

         18.2     Modification..................................................................................20

         18.3     Severability..................................................................................20

         18.4     Construction..................................................................................20

         18.5     Entire Agreement..............................................................................20

         18.6     Waiver........................................................................................21

         18.7     Gender........................................................................................21

         18.8     Titles Not to Affect Interpretation...........................................................21

         18.9     Counterparts..................................................................................21
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                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of __________, 2005 (the "Effective Date"), by and between Berkeley Income Trust, Inc., a Maryland corporation (the "Company"), and Berkeley Trust Advisors, a Delaware Limited Liability Company (the "Advisor").

      THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

      A. The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") an amended registration statement (the "Registration Statement") on Form S-11 (File No. 333-109907), including a base prospectus, relating to the registration of 55,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act").

      B. The Company intends to qualify as a real estate investment trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and to invest its funds in investments permitted by the terms of the Registration Statement and Sections 856 through 860 of the Code.

      C. The Company desires to avail itself of the knowledge, experience, sources of information, advice and assistance of, and certain facilities available to, the Advisor and to have the Advisor undertake, perform and complete the Services (as defined below) on behalf of the Company, and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), on the terms and conditions set forth in this Agreement.

      D. The Advisor is willing to undertake, perform and complete the Services on behalf of the Company, and subject to the supervision of the Board of Directors, on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

      1. Definitions. The following defined terms used in this Agreement shall have the meanings specified below:

            1.1 "Accrued Obligations" shall have the meaning set forth in
Section 14.5 of this Agreement.

            1.2 "Acquisition Expenses" shall mean any and all expenses incurred by the Advisor or any Affiliate thereof in connection with the investigation, selection and/or acquisition of any of the Properties, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Unacquired Property, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of the Properties, whether or not acquired.



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            1.3 "Acquired Properties" shall mean the real properties or the real estate investments which are acquired by the Company either directly or through Berkeley Income Trust OP, joint ventures, partnerships or other entities.

            1.4 "Adjusted Investor Capital" shall mean, as of any date, the Initial Investor Capital for such date reduced by any distributions on or prior to such date deemed by the Board of Directors to be from Cash from Financings and Cash from Sales, but only to the extent such distributions exceed the amount necessary to satisfy any accrued but unpaid portion of the Preferred Return not satisfied by distributions of cash generated through operations through the date Cash from Financings or Cash from Sales are distributed by the Company.

            1.5 "Advisor" shall have the meaning set forth in the introductory paragraph of this Agreement.

            1.6 "Affiliate" shall mean (i) any Person directly or indirectly owning, controlling or holding, with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person, (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

            1.7 "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

            1.8 "Appraised Value" shall mean the value according to an appraisal made by an Independent Appraiser.

            1.9 "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended from time to time.

            1.10 "Asset" or "Assets" shall mean any and all property (real, personal or otherwise), tangible or intangible, including interests in any Person or in joint ventures, which is owned or held by, or for the account of, the Company, whether directly or indirectly through another entity.

            1.11 "Asset Management Fee" shall mean a fee (i) calculated on an annual basis not to exceed the greater of: (a) TWO PERCENT (2.0%) of the fair market value less any indebtedness ("gross equity") of the Acquired Properties, which are owned by the Company either directly or through Berkeley Income Trust OP, joint ventures, partnerships or other entities at such time; or (b) ONE PERCENT (1.%) of the purchase price of the Acquired Properties, which are owned by the Company either directly or through Berkeley Income Trust OP, joint ventures, partnerships or other entities at such time; and (ii) for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).



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            1.12 "Board of Directors" shall have the meaning set forth in
Recital C of this Agreement.

            1.13 "Bylaws" shall mean the bylaws of the Company, as amended from time to time.

            1.14 "Cash from Financings" shall mean net cash proceeds realized by the Company from the financing of Acquired Properties or the refinancing of any Company indebtedness.

            1.15 "Cash from Sales" shall mean net cash proceeds realized by the Company from the sale, exchanges or other disposition of any of its assets, exclusive of Cash from Financings, after deduction of all expenses incurred in connection therewith.

            1.16 "Cash from Financings and Sales" shall mean the total sum of Cash from Financings and Cash from Sales.

            1.17 "Cause" shall mean (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, or
(ii) a material breach of this Agreement by the Advisor, which is not cured within ten (10) business days after the Advisor receives written notice of such breach.

            1.18 "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any "person" (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 8.5% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

            1.19 "Code" shall have the meaning set forth in Recital B of this Agreement. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

            1.20 "Common Stock" shall have the meaning set forth in Recital A of this Agreement.



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            1.21 "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

            1.22 "Competitive Real Estate Commission" shall mean a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

            1.23 "Contract Sales Price" shall mean the total consideration received by the Company for the sale of an Acquired Property.

            1.24 "Cumulative Return" shall mean for the period for which the calculation is being made, the percentage resulting from dividing (i) the total Dividends paid on each Dividend payment date during such period (not including Dividends paid out of Cash from Financings and Cash from Sales), by (ii) the product of (a) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (b) the number of years (including fractions thereof) elapsed during such period.

            1.25 "Dealer Manager" shall mean Berkeley Capital Securities, LLC, a Delaware limited liability company.

            1.26 "Director" shall mean a member of the Board of Directors.

            1.27 "Dividends" shall mean dividends declared by the Board of Directors.

            1.28 "Effective Date" shall have the meaning set forth in the introductory paragraph of this Agreement.

            1.29 "Berkeley OP" shall mean Berkeley Income Trust Operating Partners, L.P., a Delaware limited partnership.

            1.30 "Good Reason" shall mean (i) any failure by the Company to obtain a satisfactory agreement from the Company's successor, if any, to assume and agree to perform the Company's obligations under this Agreement, (ii) a bankruptcy of the Company or commencement of any bankruptcy or similar insolvency proceedings of the Company, or (iii) any material breach of this Agreement by the Company, which is not cured within ten (10) business days after the Company receives written notice of such breach.

            1.31 "Gross Offering Proceeds" shall mean the aggregate purchase price of the Shares sold pursuant to the Offering.

            1.32 "Independent Appraiser" shall mean a qualified appraiser of real estate as determined by the Board of Directors, who is not affiliated, directly or indirectly, with the Company, the Advisor or their respective Affiliates. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

            1.33 "Independent Director" shall mean {Nasdaq definition].



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            1.34 "Initial Closing Date" shall mean the first date on which purchasers of the Shares offered pursuant to the Prospectus are issued such Shares.

            1.35 "Initial Investor Capital" shall mean the total amount of capital invested from time to time by Stockholders. Upon completion of the Offering, the Initial Investor Capital shall be equal to the Gross Offering Proceeds.

            1.36 "Limited Partnership Agreement of Berkeley OP" shall mean that certain Agreement of Limited Partnership for Berkeley Income Trust OP between Berkeley Income Trust, Inc. and Berkeley Trust Advisors, LLC, dated as of [_____], 2005.

            1.37 "Listing" shall mean the Shares are listed on a national securities exchange or are included for quotation on Nasdaq or other market system.

            1.39 "Minimum Offering" shall mean one million (1,000,000) Shares that are sold pursuant to the Offering.

            1.40 "Net Asset Value" shall mean the excess of (i) the aggregate of the fair market value of all Acquired Properties (excluding vacant properties), which are owned by the Company either directly or through Berkeley OP, joint ventures, partnerships or other entities at such time, over (ii) our aggregate outstanding debt (excluding debts having maturities of one year or less).

            1.41 "Offering" shall mean the public offering of the Shares pursuant to the Prospectus.

            1.42 "OP Units" shall mean the operating partnership units of Berkeley OP.

            1.43 "Organizational and Offering Expenses" shall mean those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing the Shares, including, without limitation: (i) the preparation, printing, filing and delivery of the Registration Statement and the Prospectus (including any amendments thereof or supplements thereto) and the preparing, printing and finalization of contractual agreements between the Company and the Dealer Manager and the Selected Dealers (including copies thereof); (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of a corporation;
(iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws; (iv) any escrow arrangements, including any compensation to any escrow agent; (v) the filing fees payable to the SEC and to the National Association of Securities Dealers, Inc.; (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Dealer Manager and the Selected Dealers, including the cost of their legal counsel; (vii) the fees of the Company's legal counsel; (viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs; and (ix) selling commissions, certain annual monitoring fees paid to the Dealer Manager with respect to the Shares sold to clients of the Dealer Manager or the Selected Dealers, marketing fees, incentive fees, due diligence fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.



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            1.44 "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

            1.45 "Preferred Return" shall mean a Cumulative Return of 6.0% computed from the Initial Closing Date through the date as of which such amount is being calculated.

            1.46 "Properties" shall mean all of the Acquired Properties together with all of the Unacquired Properties.

            1.47 "Property Manager" shall mean Berkeley Property Management,
LLC.

            1.49 "Property Management and Leasing Agreement" shall mean [that certain Property Management and Leasing Agreement dated as of [_____], 2005, between the Company and the Property Manager].

            1.49 "Prospectus" shall mean the final prospectus of the Company filed as part of the Registration Statement as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

            1.50 "Registration Statement" shall have the meaning set forth in Recital A of this Agreement.

            1.51 "REIT" shall have the meaning set forth in Recital B of this Agreement.

            1.52 "Renewal Date" shall have the meaning set forth in Section 14.1 of this Agreement.

            1.53 "Return Requirement" shall mean the Stockholders receipt of a return of 100.0% of Initial Investor Capital (through liquidity or distributions) plus an annual Cumulative Return of 6.0% from the date Shares were purchased from the Company through the date payment is made. The Return Requirement will be deemed satisfied if the total distributions paid by the Company satisfy the 6.0% annual Cumulative Return requirement and the market value of the Company equals or exceeds 100.0% of the capital raised by the Company (less any amounts distributed from the sale or refinancing of any Acquired Property).

            1.54 "SEC" shall have the meaning set forth in Recital A of this Agreement.

            1.55 "Securities" shall mean any class or series of units or shares of the Company, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.



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            1.56 "Securities Act" shall have the meaning set forth in Recital A of this Agreement.

            1.57 "Selected Dealers" shall mean broker-dealers who are members of the National Association of Securities Dealers, Inc. and who have executed an agreement with the Dealer Manager in which the Selected Dealers agree to participate with the Dealer Manager in the Offering.

            1.58 "Services" shall have the meaning set forth in Section 3 of this Agreement.

            1.59 "Shares" shall have the meaning set forth in Recital A of this Agreement.

            1.60 "Stockholders" means the registered holders of the outstanding Shares.

            1.61 "Subordinated Performance Fee" shall have the meaning set forth in Section 9.2 of this Agreement.

            1.62 "Termination Date" means the date of termination of this Agreement, whether by non-renewal or termination.

            1.63 "Termination Fee" shall mean a fee payable by the Company to the Advisor equal to two times the advisor fee for the one year immediately last past the date of termination including any subordinated performance fee.

            1.64 "Unacquired Properties" shall mean the real properties or the real estate investments which are planned to be acquired by the Company either directly or through Berkeley OP, joint ventures, partnerships or other entities, which ultimately are not acquired.

      2. Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

      3. Duties of the Advisor. The Advisor shall, either directly or by engaging an Affiliate or third party, undertake, perform and complete the Services on behalf of the Company, and subject to the supervision of the Board of Directors, on the terms and conditions set forth in this Agreement. For purposes of this Agreement, the term "Services" shall mean all activities necessary to manage, operate, direct, supervise and control the day-to-day business and affairs of the Company and its Assets, including, without limitation, the following:

            3.1 Organizational and Offering Services. The Advisor shall manage and supervise:

                  (i) Development of the product offering, including the determination of the specific terms of the Securities to be offered by the Company;



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                  (ii) Formation and organization of the Company, preparation of all offering and related documents, and obtaining of all required regulatory approvals of such documents;

                  (iii) Along with the Dealer Manager, approval of the participating broker-dealers and negotiation of the related selling agreements;

                  (iv) Coordination of the due diligence process relating to participating broker-dealers and their review of the Prospectus and other Offering and Company documents;

                  (v) Preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering of the Company's Securities;

                  (vi) Along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection and processing of subscription agreements, commissions, and other administrative support functions;

                  (vii) Creation and implementation of various technology and electronic communications related to the Offering of the Company's Securities;

                  (viii) The sourcing, negotiation and finalization of financing and loan transactions on behalf of the Company with banks, lenders and other Persons;

                  (ix) All other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

            3.2 Acquisition Services.

            (i) Serve as the Company's investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company's assets and investment objectives and policies;

                  (ii) Subject to Section 4 of this Agreement and the investment objectives and policies of the Company: (a) locate, analyze and select potential investment opportunities and to present such investment opportunities to the Company; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made, purchased or acquired by the Company; (c) make investments in Assets on behalf of the Company in compliance with the investment objectives and criteria of the Company; (d) arrange for financing, and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of or otherwise deal with the investments in Assets; and (e) enter into leases and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets;

                  (iii) Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work; and



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                  (iv) Obtain reports (which may be prepared by the Advisor or its Affiliates) regarding prospective investments which include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments (including, without limitation, the value of the proposed investment);

                  (v) Negotiate and execute approved investments and other transactions.

            3.3 Asset Management Services.

                  (i) Real Estate Services:

                        (a) Investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

                        (b) Negotiate and service the Company's debt facilities and other financings;

                        (c) Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

                        (d) Monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company's investments;

                        (e) Coordinate with the Property Manager on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by the Property Management and Leasing Agreement;

                        (f) Coordinate and manage relationships between the Company and any joint venture partners;

                        (g) [Consult with the officers and Directors of the General Partner and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;]

                  (ii) Accounting and Other Administrative Services:

                        (a) Manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company;



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                        (b) From time-to-time, or at any time reasonably
requested by the Directors, make reports to the Directors on the Advisor's performance and completion of the Services;

                        (c) Coordinate with the Company's independent accountants and auditors to prepare and deliver to the Company's audit committee an annual report covering the Advisor's compliance with certain material aspects of this Agreement;

                        (d) Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

                        (e) Maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

                        (f) Maintain all appropriate books and records of the Company;

                        (g) Provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

                        (h) Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

                        (i) Provide the Company with all necessary cash management services;

                        (j) Manage and coordinate with the transfer agent the quarterly dividend process and payments to Stockholders;

                        (k) [Consult with the officers and Directors of the General Partner and assist the Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations;]

                        (l) Provide the Board of Directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

                        (m) Consult with the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto;

                        (n) Consult with, and assist, the Board of Directors in the formulation and implementation of the Company's investment objectives and criteria, and, as necessary, furnish the Board of Directors with advice and recommendation with respect to the making of investments consistent with the investment objectives and criteria of the Company and in connection with any borrowings proposed to be undertaken by the Company;



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                        (o) Communicate on behalf of the Company with
Stockholders as required to satisfy the reporting and other requirements of any governmental bodies or agencies to Stockholders and third parties and otherwise as requested by the Company;

                        (p) Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act; and

                        (q) Do all things necessary to assure the Advisor's ability to render the Services.

                        (r) Perform such other services as may be required from time to time for management and other activities relating to the Assets as the Advisor shall deem advisable under the particular circumstances; and

                        (s) Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with investments in Acquired Properties.

            3.4 Stockholder Services.

                  (i) Manage communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

                  (ii) Establish technology infrastructure to assist in providing Stockholder support and service.

      4. Authority of Advisor.

            4.1 General. Pursuant to the terms of this Agreement, and subject to the continuing and exclusive authority of the Board of Directors over the management of the Company, all rights and powers to manage, operate, direct, supervise and control the performance and completion of the Services shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage, operate, direct, supervise and control the performance and completion of the Services to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Articles of Incorporation.

            4.2 Powers of the Advisor. Subject to the express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

            4.3 Approval by Directors.

                  (i) Notwithstanding the foregoing any investment in Assets, including any acquisition of an Asset by the Company or any investment by the Company in a joint venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

                  (ii) If the Articles of Incorporation require that a transaction be approved by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Asset. The prior approval of a majority of the Independent Directors will be required for each transaction between the Company and the Advisor or its Affiliates.

      5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company. Notwithstanding the foregoing, no funds of the Company shall be commingled with the funds of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Company.

      6. Records and Financial Statements. The Advisor, in the conduct of its responsibilities to the Company hereunder, shall maintain adequate and separate books and records for the Company's operations in accordance with United States generally accepted accounting principles ("GAAP"), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and shall be made available for inspection by the Board of Directors and by legal counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company's assets from theft, error or fraudulent activity. All financial statements Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company's independent accountants and shall provide such accountants with such reports and other information as the Company shall request.

      7. Limitation on Activities. Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action which, in its sole judgment made in good faith, would: (i) adversely affect the ability of the Company to qualify or continue to qualify to be taxed as a REIT; (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended;
(iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its Securities; or (iv) violate the Articles of Incorporation or Bylaws. In the event an action that would violate
(i) through (iv) of the preceding sentence but such action has been ordered by the Board of Directors acting on behalf of the Company, the Advisor shall notify the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, none of the Advisor, its Affiliates and none of their directors, officers, employees and equityholders, shall be liable to the Company, the Board of Directors or the Stockholders for any act or omission by such Persons or individuals, except as provided in this Agreement.

      8. Relationship with Directors and Officers. Directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as an officer or Director of the Company, except that no director, officer or employee of the Advisor or any of its Affiliates who also is an officer or Director of the Company shall receive any compensation from the Company for serving as an officer or Director of the Company other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

      9. Fees.

            9.1 Asset Management Fee. The Company shall pay the Asset Management Fee to the Advisor as compensation for the performance and completion of the Services in connection with the management and leasing of the Acquired Properties. Subject to Section 9.3 of this Agreement, the Asset Management Fee is payable in cash and/or Common Stock at the option of the Advisor. The Asset Management Fee will be calculated monthly, beginning with the month in which the Company first makes an investment in Properties or Loans[, on the basis of one twelfth of one half percent of the Average Invested Assets for the preceding month, computed as a daily average]. The Asset Management Fee calculated with respect to each month shall be payable monthly on the last day of such month, or the first business day following the last day of such month. For purposes of calculating the value per share of the Common Stock given for payment of the Asset Management Fee, the price per Share shall be: (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per share.

            9.2 Subordinated Performance Fee. After the Stockholders have received the Return Requirement, the Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount equal to the following percentages of the Cumulative Return which is greater than the Return Requirement (the "Subordinated Performance Fee":

Annualized Returns to Stockholders on Invested Capital         Percentage to Advisor
------------------------------------------------------         ---------------------
              6% or more but less than 8%                     5% of net sales proceeds
             8% or more but less than 10%                    10% of net sales proceeds
                      10% or more                            20% of net sales proceeds


      The Subordinated Performance Fee will be calculated monthly, beginning with the month in which the Company first makes an investment in Acquired Properties. The Subordinated Performance Fee calculated with respect to each month shall be payable on a quarterly basis on the last day of the first month of the immediately following fiscal quarter. To the extent that the Subordinated Performance Fee is not paid by the Company on a current basis because the Return Requirement was not satisfied, the unpaid fees will be accrued and paid at such time as the Return Requirement has been satisfied.

            9.3 Listing Fee. In the event the shares of the company are listed on a public exchange or the shares of the company are acquired by a publicly traded entity and the listing share price for each share exceeds $9.20 plus a 6% to 10% cumulative non-compounded annual pre-tax return increase in the share price of such shares at the time of listing, the advisor will forthwith be paid a listing fee per the schedule below.

         Share Price Increase Exceeding $9.20 Per Share                      Percentage to Advisor
         ----------------------------------------------                      ---------------------
         6% or more but less than 8%                                         5% of Net Proceeds
         8% or more but less than 10%                                        10% of Net Proceeds
         10% or more                                                         20% of Net Proceeds



            9.4 Payment. Compensation payable to the Advisor pursuant to this
Section 9 shall be paid in cash; provided, however, that the Asset Management Fee, and the Subordinated Performance Fee payable to the Advisor pursuant to Sections 9.1 and 9.2 of this Agreement, respectively, may be paid, at the option of the Advisor, in the form of: (i) cash; (ii) Common Stock; or (iii) a combination of cash and Common Stock. Notwithstanding anything else to the contrary contained in this Agreement, at least 20.0% of the total of all fees and commissions paid to the Advisor, and all expenses reimbursed by the Company, on an annual basis shall be paid in the form of Common Stock. The Advisor shall notify the Company in writing of the form in which the Asset Management Fee, and the Subordinated Performance Fee payable to the Advisor pursuant to Sections 9.1 and 9.2, of this Agreement, respectively, shall be paid. Such written notice shall be provided by the Advisor to the Company no later than thirty (30) calendar days prior to the date the payment of such fee is due. If no such written notice is provided, the fee shall be paid in cash. For purposes of the payment of compensation to the Advisor in the form of Common Stock, the value of each Share shall be: (i) the Net Asset Value per Share as determined by the most recent appraisal of the Assets performed as of the end of the immediately preceding year by an Independent Appraiser; or (ii) if an appraisal has not yet been performed, $10 per Share. The Net Asset Value determined on the basis of such appraisal may be adjusted on a quarterly basis by the Board of Directors to account for significant capital transactions. Fees paid in the form of Common Stock shall be paid pursuant to the terms of the form of the Restricted Stock Agreement attached hereto as Exhibit A or such other terms as the Advisor and the Company may from time to time agree.

      10. Expenses.

            10.1 General. In addition to the compensation paid to the Advisor pursuant to Section 9 of this Agreement, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or Affiliates in connection with the Advisor's performance and completion of the Services, including, without limitation:

                  (i) all Organizational and Offering Expenses; provided, however, that the Company shall at no time reimburse the Advisor for any Organizational and Offering Expenses reimbursements pursuant to this Section 10 to the extent that such reimbursement would exceed TWO PERCENT (2.0%) of Gross Offering Proceeds;

                  (ii) Acquisition Expenses;

                  (iii) the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of Securities;

                  (iv) taxes and assessments on income or Assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

                  (v) costs associated with insurance required in connection with the business of the Company or by the Board of Directors;

                  (vi) all expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Stockholders;

                  (vii) personnel and related employment direct costs and overhead of the Advisor or Affiliates in performing the Services described in Sections 3.1 and 3.4 of this Agreement;

                  (viii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholders reports, proxy statements and other reports required by governmental entities;

                  (ix) audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

                  (x) costs for the Company to comply with all applicable laws, regulation and ordinances; and

                  (xi) all other costs necessary for the operation of the Company and its Assets incurred by the Advisor in performing its duties hereunder.

            Except as specifically provided for above in (i) and (viii) related to Organization and Offering Expenses and stockholder services expenses, the expenses and payments subject to reimbursement by the Company in this Section
10.1 do not include personnel and related direct employment or overhead costs of the Advisor or Affiliates. The Company shall also reimburse the Advisor or Affiliates of the Advisor for all expenses incurred on behalf of the Company prior to the execution of this Agreement.

            10.2 Reimbursement to Advisor. Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed to the Advisor within 10 days after the Advisor provides the Company with an invoice and supporting documentation relating to such reimbursement.

      11. Other Services. Should (i) the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed such that the costs and expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Section 10 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

      12. Relationship of Advisor and Company; Other Activities of the Advisor.

            12.1 Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any director, officer, employee, or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other Person.

            12.2 Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

            12.3 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located, the allocation procedure set forth under the caption "Conflicts of Interest--Allocation of Investment Opportunities" in the Prospectus shall govern the allocation of the opportunity among the Company and Affiliates of the Advisor.

      13. The Berkeley Trust Name. The Advisor and its Affiliates have a proprietary interest in the name "Berkeley Trust". The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name "Berkeley Trust" during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name "Berkeley Trust" or any derivative thereof and the Company shall change the name of the Company to a name that does not contain the name "Berkeley Trust" or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word "Berkeley Trust". Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Berkeley Trust" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.

      14. Term and Termination of the Agreement.

            14.1 Term. This Agreement shall have an initial term of five (5) years from the Effective Date. Upon the 5th year anniversary of the Effective Date, and every 5th year anniversary thereafter (each a "Renewal Date"), this Agreement shall be automatically renewed for an unlimited number of successive five-year terms. In the event that the Company or the Advisor desire that this Agreement does not automatically renew for any successive five-year term, then the Company or the Advisor, as the case may be, shall provide the other party with written notice of non-renewal at least ninety (90) days prior to the applicable Renewal Date.

            14.2 Termination by the Company. This Agreement may only be terminated by the Company without Cause by a majority vote of the independent members of the Board of Directors and a two-thirds vote of the Company shareholders of record upon sixty (60) days written notice of termination to the Advisor. In addition, this Agreement may be terminated by the Company immediately (i) for Cause, (ii) upon the bankruptcy of the Advisor or commencement of any bankruptcy or similar insolvency proceedings of the Advisor or upon (iii) any fraudulent conduct, criminal conduct, or willful misconduct by the Advisor.

            14.3 Termination by the Advisor. This Agreement may be terminated by the Advisor upon providing the Company with sixty (60) days written notice of termination to the Company. In addition, this Agreement may be terminated immediately by the Advisor for Good Reason.

            14.4 Payments to the Advisor Upon Termination. After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except, in the event this Agreement is terminated by the Company in connection with a Change of Control or without Cause or by the Advisor with Good Reason, the Advisor shall be entitled to receive from the Company within thirty
(30) days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to the Termination Date (collectively, the "Accrued Obligations"). In addition, in the event this Agreement is not renewed by the Company or this Agreement is terminated by the Company in connection with a Change in Control or without Cause or by the Advisor with Good Reason and Listing has not occurred prior to such non-renewal or termination, then the Company shall pay the Advisor the Termination Fee as defined in Section 1.63, which shall be evidenced by a promissory note The foregoing promissory note shall provide that the Termination Fee shall be paid within twelve (12) months of the Termination Date in twelve (12) equal monthly installments with interest on the unpaid balance.

            14.5 Payments to the Company Upon Termination. The Advisor shall promptly upon termination of this Agreement: (i) pay over to the Company all money collected pursuant to this Agreement, if any, after deducting any Accrued Obligations and the Termination Fee, if applicable; (ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Advisor and a statement of all money held by the Advisor, covering the period following the date of the last accounting furnished to the Board of Directors; (iii) deliver to the Board of Directors all assets and documents of the Company then in the custody of the Advisor; and (iv) cooperate with the Company to provide an orderly transition of advisory functions.

            14.6 Survival of Obligations. Upon the non-renewal or termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Sections 13, 16 and 18 of this Agreement shall survive the termination or expiration of this Agreement.

            14.7 Redemption of OP Units. Upon the non-renewal or termination of this Agreement, the Company shall, at the election of the Advisor or its Affiliates (as applicable) and at any time after the Termination Date, purchase all or a portion of the OP Units held by the Advisor and its Affiliates. The Company shall purchase such OP Units for cash, which shall be payable within 120 days after the Advisor or its Affiliates (as applicable) gives the Company written notice of its desire to sell all or a portion of the OP Units held by such Person to the Company. The purchase price shall be paid in cash or, at the election of the selling Person, Shares. The purchase price of each Unit shall be
(i) in the event the seller elects to receive cash, the then-existing "Market Value" of such OP Unit, as such term is defined in the Limited Partnership Agreement of Berkeley Income Trust OP, or (ii) in the event the seller elects to receive Shares, the then-existing "REIT Shares Amount" of such OP Unit, as such term is defined in the Limited Partnership Agreement of Berkeley Income Trust OP.

      15. Assignment. This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Board of Directors [by approval of a majority of the Independent Directors]. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor.

      16. Indemnification and Limitation of Liability.

            16.1 Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation, provided that: (i) the Advisor and its Affiliates have determined that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor and its Affiliates were acting on behalf of or performing services for the Company; and
(iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the indemnified person or resulted from a breach of this Agreement by the Advisor. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from the Stockholders.

            16.2 Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any of the Advisor's advice or recommendation.

            16.3 Advisor's Liability.

                  (i) Notwithstanding any other provisions of this Agreement, in no event shall the Company make any claim against Advisor, or its Affiliates, on account of any good faith interpretation by Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the operations of the Company hereunder by Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 16.3(i) shall not be deemed to release Advisor from liability for its gross negligence.

                  (ii) The Company shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.3(ii) shall not be deemed to release Advisor from liability for its gross negligence.

                  (iii) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR DAMAGES BASED ON LOSS OF INCOME, PROFIT OR SAVINGS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY OR PERSON, INCLUDING THIRD PARTIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE, AND ALL SUCH DAMAGES ARE EXPRESSLY DISCLAIMED. IN NO EVENT WILL ADVISOR'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EVER EXCEED THE TOTAL AMOUNT OF FEES IT ACTUALLY RECEIVES FROM THE COMPANY PURSUANT TO SECTION 9 OF THIS AGREEMENT.

      17. Company Administration. The Advisor shall keep or cause to be kept complete and appropriate records and books of account for the Company. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis which allows the proper preparation of the Company's financial statements and tax returns. The books and records shall be maintained at the principal office of the Company.

      18. Miscellaneous.

            18.1 Notices. Any notice, report or other communication required or permitted to be given hereunder in writing shall be delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

                  To the Company or the Board of Directors:

                           Berkeley Income Trust, Inc.
                           Industry Capital Management
                           1201 Sutton Way
                           Grass Valley, CA 95945
                           Attention: Michel Snegg
                           Telecopy: (530) 477-9330


                  To the Advisor:

                           Berkeley Trust Advisors, LLC
                           1201 Sutton Way
                           Grass Valley, CA 95945
                           Attention: Michel Snegg
                           Telecopy:  (530) 477-9330

            Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 18.1.

            18.2 Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

            18.3 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

            18.4 Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of [California].

            18.5 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

            18.6 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            18.7 Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

            18.8 Titles Not to Affect Interpretation. The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

            18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, the Company and the Advisor have executed this Agreement as of the Effective Date.

                             "COMPANY"

                             BERKELEY INCOME TRUST, INC.,
                             a Maryland corporation


                             By:
                                -----------------------------------------
                             Name:
                             Title:   President and Chief Executive Officer

                             "ADVISOR"

                             BERKELEY TRUST ADVISOR,
                             a Delaware Limited Liability Company

                             By:
                                -----------------------------------------
                             Name:
                             Title:   President and Chief Executive Officer